Exhibit 99 - First Commonwealth Financial Corporation Press Release dated January 25, 2006

*** NEWS RELEASE ***

TO:	All Area News Agencies	For More Information Contact:

FROM:	First Commonwealth	John Dolan, Executive Vice President and
	Financial Corporation	Chief Financial Officer
First Commonwealth Financial Corporation
DATE:	January 25, 2006	(724) 349-7220

First Commonwealth Reports 2005 Fourth Quarter and Year-End Financial Results
Total Loans and Deposits Increase

INDIANA, PENNSYLVANIA - January 25, 2006 - First Commonwealth Financial Corporation (NYSE: FCF) today reported financial results for the fourth quarter and year ended December 31, 2005.

Fourth-Quarter Results

The Company reported fourth quarter 2005 net income of $11.8 million, or $0.17 per diluted share, compared with net income of $16.6 million, or $0.24 per diluted share, in the same period last year.  The 2005 fourth-quarter results included net securities losses of $8.2 million ($5.3 million after tax, or $(0.08) per diluted share), which consisted of securities losses of $2.7 million ($1.7 million after tax) resulting from the sale of $100 million of U.S. Agency securities to provide funding for the deposits associated with the previously disclosed sale of five branch offices and additional securities losses of $5.5 million ($3.6 million after tax).  The branch office sale was a component of the Company's branch optimization initiative to focus operations in higher growth markets and generated a pre-tax gain of $8.7 million ($5.7 million after tax, or $0.08 per diluted share).   The fourth quarter of 2005 also included additional restructuring charges of $2.7 million ($1.8 million after tax, or $0.03 per diluted share) related to the organizational restructuring and related personnel changes.  Fourth-quarter return on average equity was 8.93% and return on average assets was 0.77% compared with 12.31% and 1.06%, respectively in the corresponding period last year.

Full Year 2005 Results

Net income for the 12 months ended December 31, 2005 was $57.8 million, or $0.83 per diluted share, compared with $38.7 million, or $0.58 per diluted share, in the corresponding period last year.  The 2005 results included net securities losses of $7.7 million ( $5.0 million after tax, or $(0.07) per diluted share) compared to net securities gains of $4.1 million ($2.7 million after tax, or $0.04 per diluted share) for 2004.  The 2005 period also included gains from the sale of branch offices of $11.8 million ($7.7 million after tax, or $0.11 per diluted share), a gain from the sale of the Company's merchant services business of $2.0 million ($1.3 million after tax, or $0.02 per diluted share) and restructuring charges totaling $5.4 million ($3.5 million after tax, or $0.05 per diluted share).  The restructuring and other management changes are expected to result in prospective annual pretax cost savings of approximately $3.4 million.  Last year's results included a non-recurring charge of $29.5 million ($19.2 million after tax, or $0.29 per diluted share) representing a penalty for the prepayment of Federal Home Loan Bank (FHLB) long-term borrowings.  Return on average equity for the twelve-month period was 10.89% and return on average assets was 0.94% compared with 7.82% and 0.66%, respectively for the same period last year.

During 2005, the Company made the following fundamental improvements that are expected to help strengthen its future financial performance and market position:

-	Constructed a total of four new branch offices in higher growth Pittsburgh-area markets as well as renovating or relocating four existing branches.
-	Sold six branch offices and one drive-thru location, generally in slower growth markets of central Pennsylvania.
-	Sold its merchant processing services operation.
-	Appointed Gerard (Jerry) M. Thomchick as the new President and CEO of First Commonwealth Bank and promoted key executive management at First Commonwealth Bank.
-	Reorganized and streamlined its operations under First Commonwealth Bank.

Net Interest Income

Net interest income for the fourth quarter of 2005 decreased $4.2 million, or 9.1%, to $41.8 million from $46.0 million in last year's fourth quarter.  Fourth-quarter net interest margin (net interest income as a percentage of average earning assets on a fully tax-equivalent basis) declined 19 basis points to 3.20%, compared with 3.39% in the corresponding period last year.  The decline in net interest margin was due primarily to funding costs increasing at a faster rate than yields on earning assets.  Average earning assets for the fourth quarter of 2005 were $174.4 million lower than average earning assets for the fourth quarter of 2004 partially as a result of funding the branch sale.  Additionally, due to the relatively flat yield curve the Company has limited the reinvestment of investment securities that have matured or have been paid down.

For 2005, net interest margin decreased two basis points to 3.28% compared with 3.30% in last year's twelve month period.  Yields on earnings assets (on a fully tax-equivalent basis) for the year increased 36 basis points to 5.70%, while cost of funds increased 42 basis points to 2.70%.

Total loans and deposits increased 3.1% and 4.0%, respectively, from the balances at year-end 2004.

Other Income

Total other income for the fourth quarter of 2005 declined 9.8% to $10.1 million from $11.2 million in the same period last year as net securities losses and a decrease in income related to final settlement of the previously disclosed sale of the Company's merchant services business were partially offset by gains on the sale of branch offices.

Total other income for 2005 increased 5.4% to $50.2 million from $47.6 million in the same period last year.  The increase was due primarily to gains from the previously disclosed sale of branch offices and merchant processing operation, higher deposit service charges and card related interchange income, partially offset by net securities losses and the previously mentioned decline in merchant processing income.

Other Expenses

Other expenses for the fourth quarter of 2005 increased to $37.2 million from $35.2 million in the corresponding period last year, primarily as a result of the previously mentioned restructuring charges of $2.7 million.  Higher fourth-quarter salaries and employee benefit costs were offset by lower other operating expenses related in part to the sale of the Company's merchant processing operations, net of additional expense related to final settlement.    Fourth quarter salaries and employee benefits costs included $958 thousand related to a previously disclosed separation agreement executed upon the retirement of the Company's chairman.  Salaries and employee benefit costs in the fourth quarter of 2005 also included $784 thousand related to supplemental life insurance provided to certain individuals through coverage under bank owned life insurance.

For 2005, other expenses declined to $144.0 million, or 12.5%, from $164.6 million in 2004.  This year's results included the previously mentioned restructuring charges of $5.4 million and last year's results included the FHLB prepayment penalty of $29.5 million and merger and integration costs of $2.1 million.  During 2005, the Company experienced increases in salaries and employee benefit costs, occupancy expense, Pennsylvania shares taxes, and intangible amortization costs.

Credit Quality and Provision for Credit Losses

As of December 31, 2005, total nonperforming loans (including loans past due 90 days but still accruing) remained stable at $25.5 million compared with $25.6 million at December 31, 2004.  Loans past due 90 days but still accruing decreased $694 thousand to $14.0 million, but were offset by a $659 thousand increase in nonaccrual loans to $11.4 million.  Nonperforming loans as a percentage of total loans were 0.70% at December 31, 2005 compared with 0.73% at December 31, 2004.

Fourth-quarter 2005 provision for credit losses increased to $1.0 million from $775 thousand in the same period last year.  Net charge offs increased for the quarter to $3.1 million compared with $2.9 million in the fourth quarter last year.

For all of 2005, the provision for credit losses increased to $8.6 million from $8.1 million in the same period last year.  Net charge offs for the period increased to $10.2 million from $9.4 million in the corresponding period last year. The Corporation believes that the allowance for credit losses is adequate at the present time.

About First Commonwealth Financial Corporation

First Commonwealth Financial Corporation is a $6.0 billion bank holding company headquartered in Indiana, Pennsylvania.  It operates in 15 counties in western and central Pennsylvania through First Commonwealth Bank, a Pennsylvania chartered bank and trust company.  Financial services and insurance products are also provided through First Commonwealth Insurance Agency and First Commonwealth Financial Advisors, Inc.

Forward-Looking Statements

This release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements describe First Commonwealth's future plans, strategies and expectations and are based on assumptions and involve risks and uncertainties, many of which are beyond the control of First Commonwealth and which may cause actual results, performance or achievements to differ materially from the results, performance or achievements contemplated by the forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may." Forward-looking statements speak only as of the date they are made.  Such risks and uncertainties include, among other things:

-	Risks and uncertainties described in First Commonwealth's reports filed with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K.
-	Adverse changes in the economy or business conditions, either nationally or in First Commonwealth's market areas, could increase credit-related losses and expenses and/or limit growth.
-	Increases in defaults by borrowers and other delinquencies could result in increases in First Commonwealth's provision for losses on loans and related expenses.
-	Fluctuations in interest rates and market prices could reduce net interest margin and asset valuations and increase expenses.
-	Changes in legislative or regulatory requirements applicable to First Commonwealth and its subsidiaries could increase costs, limit certain operations and adversely affect results of operations.

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED SELECTED FINANCIAL DATA
(Dollar Amounts in Thousands, except per share data)

	For the Quarter Ended		For the 12 Months
	December 31,		Ended December 31,
	2005	2004	2005	2004
Interest income	$79,643	$75,615	$312,068	$278,025
Interest expense	37,799	29,581	138,618	110,690
Net interest income	41,844	46,034	173,450	167,335
Provision for credit losses	1,034	775	8,628	8,070
Net interest income after provision for credit losses	40,810	45,259	164,822	159,265

Net securities gains (losses)	(8,192)	31	(7,673)	4,077
Trust income	1,328	1,131	5,526	5,254
Service charges on deposits	3,935	3,956	15,710	14,975
Gain on sale of branches	8,742	0	11,832	0
Gain on sale of merchant services business	0	0	1,991	0
Insurance commissions	591	672	3,423	3,387
Income from bank owned life insurance	1,356	1,310	5,391	5,157
Merchant discount income (loss)	(725)	915	1,349	3,638
Card related interchange income	1,313	1,083	4,881	3,579
Other income	1,728	2,068	7,795	7,582
Total other income	10,076	11,166	50,225	47,649

Salaries and employee benefits	19,040	17,769	73,522	68,916
Net occupancy expense	2,610	2,762	10,988	9,656
Furniture and equipment expense	3,105	3,398	11,578	11,688
Data processing expense	797	1,003	3,535	3,808
Pennsylvania shares tax expense	1,137	1,118	4,876	4,532
Intangible amortization	566	566	2,262	1,443
Merger and integration charges	0	0	0	2,125
Restructuring charges	2,733	0	5,437	0
Debt prepayment fees	0	0	0	29,495
Other operating expense	7,198	8,625	31,756	32,892
Total other expenses	37,186	35,241	143,954	164,555
Income before income taxes	13,700	21,184	71,093	42,359
Applicable income taxes	1,917	4,620	13,257	3,707
Net income	$11,783	$16,564	$57,836	$38,652

Average shares outstanding	69,386,338	69,173,249	69,276,141	65,887,611
Average shares outstanding assuming dilution	69,837,737	69,938,616	69,835,285	66,487,516

Per Share Data:
Basic earnings per share	$0.17	$0.24	$0.83	$0.59
Diluted earnings per share	$0.17	$0.24	$0.83	$0.58
Cash dividends per share	$0.170	$0.165	$0.665	$0.645

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED SELECTED FINANCIAL DATA
(Dollar Amounts in Thousands, except per share data)

	December 31,	December 31,
	2005	2004
Assets
Cash and due from banks on demand	$84,555	$79,591
Interest-bearing bank deposits	473	2,403
Federal funds sold	1,575	0
Securities available for sale, at market	1,851,986	2,162,313
Securities held to maturity, at amortized cost
(Market value $89,804 in 2005 and $81,886 in 2004)	87,757	78,164

Loans:
Portfolio loans	3,623,102	3,512,774
Loans held for sale	1,276	2,311
Unearned income	(119)	(252)
Allowance for credit losses	(39,492)	(41,063)
Net loans	3,584,767	3,473,770

Premises and equipment	60,860	56,965
Other real estate owned	1,655	1,814
Goodwill	122,702	123,607
Amortizing intangibles, net	15,251	17,513
Other assets	214,739	202,338
Total assets	$6,026,320	$6,198,478

Liabilities
Deposits (all domestic):
Noninterest-bearing	$491,644	$480,843
Interest-bearing	3,504,908	3,363,632
Total deposits	3,996,552	3,844,475

Short-term borrowings	665,665	946,474
Other liabilities	43,314	35,977

Subordinated debentures	108,250	108,250
Other long-term debt	691,494	731,324

Total long-term debt	799,744	839,574
Total liabilities	5,505,275	5,666,500

Shareholders' Equity
Common stock $1 par value per share	71,978	71,978
Additional paid-in capital	173,967	175,453
Retained earnings	318,569	307,363
Accumulated other comprehensive income (loss)	(9,655)	10,002
Treasury stock	(20,214)	(26,643)
Unearned ESOP shares	(13,600)	(6,175)
Total shareholders' equity	521,045	531,978
Total liabilities and shareholders' equity	$6,026,320	$6,198,478

Shares issued	71,978,568	71,978,568
Shares outstanding	70,377,916	69,868,908
Treasury shares	1,600,652	2,109,660
Book value per share	$7.40	$7.61
Market value per share	$12.93	$15.39

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED SELECTED FINANCIAL DATA
(Dollar Amounts in Thousands)

Quarter To Date Average Balance Sheets and
Net Interest Analysis At December 31,
		2005			2004
	Average Balance	Income/ Expense	Yield or Rate (a)	Average Balance	Income/ Expense	Yield or Rate (a)
Assets
Interest-earning assets:
Time deposits with banks	$817	$7	3.42%	$3,964	$11	1.09%
Tax free investment securities	283,818	3,273	7.04%	268,392	3,025	6.89%
Taxable investment securities	1,692,717	18,464	4.33%	1,975,562	19,885	4.00%
Federal funds sold	2,377	25	4.12%	554	2	1.73%
Loans, net of unearned income (b)(c)	3,619,142	57,874	6.52%	3,524,828	52,692	6.12%
Total interest-earning assets	5,598,871	79,643	5.88%	5,773,300	75,615	5.44%

Noninterest-earning assets:
Cash	80,444			79,377
Allowance for credit losses	(41,857)			(43,460)
Other assets	434,187			424,301
Total noninterest-earning assets	472,774			460,218
Total Assets	$6,071,645			$6,233,518

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand deposits (d)	$558,573	$1,707	1.21%	$553,298	$788	0.57%
Savings deposits (d)	1,257,698	5,182	1.63%	1,284,072	3,525	1.09%
Time deposits	1,726,513	15,715	3.61%	1,568,395	11,695	2.97%
Short-term borrowings	685,683	6,443	3.73%	933,083	4,725	2.01%
Long-term debt	802,539	8,752	4.33%	852,069	8,848	4.13%
Total interest-bearing liabilities	5,031,006	37,799	2.98%	5,190,917	29,581	2.26%

Noninterest-bearing liabilities and capital:
Noninterest-bearing demand deposits (d)	488,873			480,237
Other liabilities	28,012			26,990
Shareholders' equity	523,754			535,374
Total noninterest-bearing funding sources	1,040,639			1,042,601
Total Liabilities and Shareholders' Equity	$6,071,645			$6,233,518

Net Interest Income and Net Yield on Interest-Earning Assets		$41,844	3.20%		$46,034	3.39%

(a) Yields on interest-earning assets have been computed on a tax equivalent basis using the 35% Federal income tax statutory rate.
(b) Income on nonaccrual loans is accounted for on the cash basis, and the loan balances are included in interest-earning assets.
(c) Loan income includes net loan fees.
(d) Average balances do not include reallocations from noninterest-bearing demand deposits and interest-bearing demand deposits into savings deposits which were made for regulatory purposes.

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED SELECTED FINANCIAL DATA
(Dollar Amounts in Thousands)

Year To Date Average Balance Sheets and
Net Interest Analysis At December 31,
		2005			2004
	Average Balance	Income/ Expense	Yield or Rate (a)	Average Balance	Income/ Expense	Yield or Rate (a)
Assets
Interest-earning assets:
Time deposits with banks	$807	$29	3.61%	$4,964	$34	0.69%
Tax free investment securities	279,339	12,699	6.99%	250,832	11,447	7.02%
Taxable investment securities	1,829,449	77,089	4.21%	1,932,896	76,909	3.98%
Federal funds sold	5,060	161	3.18%	512	6	1.22%
Loans, net of unearned income (b)(c)	3,597,705	222,090	6.36%	3,251,645	189,629	6.02%
Total interest-earning assets	5,712,360	312,068	5.70%	5,440,849	278,025	5.34%

Noninterest-earning assets:
Cash	80,716			74,559
Allowance for credit losses	(41,834)			(41,199)
Other assets	430,179			364,092
Total noninterest-earning assets	469,061			397,452
Total Assets	$6,181,421			$5,838,301

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand deposits (d)	$563,254	$5,262	0.93%	$538,672	$2,229	0.41%
Savings deposits (d)	1,298,984	18,885	1.45%	1,141,059	11,491	1.01%
Time deposits	1,643,350	54,923	3.34%	1,513,663	45,170	2.98%
Short-term borrowings	797,148	24,305	3.05%	796,591	11,989	1.51%
Long-term debt	833,000	35,243	4.23%	868,784	39,811	4.58%
Total interest-bearing liabilities	5,135,736	138,618	2.70%	4,858,769	110,690	2.28%

Noninterest-bearing liabilities and capital:
Noninterest-bearing demand deposits (d)	488,305			452,701
Other liabilities	26,062			32,614
Shareholders' equity	531,318			494,217
Total noninterest-bearing funding sources	1,045,685			979,532
Total Liabilities and Shareholders' Equity	$6,181,421			$5,838,301

Net Interest Income and Net Yield on Interest-Earning Assets		$173,450	3.28%		$167,335	3.30%

(a) Yields on interest-earning assets have been computed on a tax equivalent basis using the 35% Federal income tax statutory rate.
(b) Income on nonaccrual loans is accounted for on the cash basis, and the loan balances are included in interest-earning assets.
(c) Loan income includes net loan fees.
(d) Average balances do not include reallocations from noninterest-bearing demand deposits and interest-bearing demand deposits into savings deposits which were made for regulatory purposes.

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED SELECTED FINANCIAL DATA
(Dollar Amounts in Thousands)

Asset Quality Data At December 31,
	2005	2004
Loans on nonaccrual basis	$11,391	$10,732
Past due loans	13,977	14,671
Renegotiated loans	173	183
Total nonperforming loans	$25,541	$25,586
Loans outstanding at end of period	$3,624,259	$3,514,833
Average loans outstanding(year-to-date)	$3,597,705	$3,251,645
Allowance for credit losses	$39,492	$41,063
Nonperforming loans as percent of total loans	0.70%	0.73%
Net charge-offs(year-to-date)	$10,199	$9,375
Net charge-offs as percent of average loans (annualized)	0.28%	0.29%
Allowance for credit losses as percent of average loans
outstanding	1.10%	1.26%
Allowance for credit losses as percent of nonperforming
loans	154.62%	160.49%
Other real estate owned	$1,655	$1,814

Profitability Ratios
	For the Quarter Ended		For the 12 Months
	December 31,		Ended December 31,
	2005	2004	2005	2004
Return on average assets	0.77%	1.06%	0.94%	0.66%
Return on average equity	8.93%	12.31%	10.89%	7.82%
Efficiency ratio (FTE) (a)	67.29%	58.37%	60.66%	72.40%
Fully tax equivalent adjustment	$3,343	$3,171	$13,649	$12,305

(a) Efficiency ratio is "total other expenses" as a percentage of total revenue.
Total revenue consists of "net interest income, on a fully tax-equivalent basis," plus "total other income."